Exhibit 99.5
January 31, 2006

Thomas Volk
EVP, International Field Operations
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Thomas:
This is to inform you of your 2006 Executive Compensation as approved by the Compensation Committee.
1.	Cash Compensation (effective January 1, 2006)
•	Annual base salary: $386,250 (paid semi-monthly at $16,093.75)

•	Variable Incentive Plan target: $312,000 (45% of your TTE)

•	Total target earnings (TTE): $698,250
You will receive shortly your 2006 Variable Compensation Plan Document with the details of your quota and plan components. Please review it, sign, and return one copy to Nita White-Ivy in Corporate Human Resources within five business days.
2.	Long-Term Incentives
a)	Sybase Performance-based Restricted Stock: (Attachment A)
•	11,436 shares (3-year performance vest)
b)	Sybase Restricted Stock:
•	4,575 shares (3-year cliff vest)
c)	Time Vested Stock Appreciation Rights (SARs) to be settled in Sybase Stock per attached information: (Attachment B)
•	25,424 stock appreciation rights (4-year service vest)

Thomas Volk
January 31, 2006

I also want to take this opportunity to thank you for your contributions in 2005. I look forward to your support and contributions in 2006.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO and President

cc:	HR File